Contact:  Investor Relations Department, Penn Engineering & Manufacturing Corp.
           Mark W. Simon, Senior Vice President/CFO
           Richard F. Davies, Treasurer
           (215) 766-3660 investor-relations @penn-eng.com



     PENNENGINEERING ACQUIRES M.A.E. S.p.A. of ITALY

     DANBORO, PA, February 12, 2003 -- Penn Engineering & Manufacturing Corp. (NYSE: PNN, NYSE: PNNA) announced that it has completed the acquisition of Maelux SA and its sole operating company, M.A.E. S.p.A. of Offanengo, Italy.

     MAE will join with Pittman, the company's motor division, expanding motion product offerings worldwide. MAE's stepper, brush, and brushless DC motors will be combined with Pittman LO-COG(R) brush-commutated and ELCOM(R) brushless DC motors to satisfy the most demanding applications. The result of this acquisition will strengthen the company's motor manufacturing capabilities and provide improved technical support to new and existing customers.

     The expanded range of products will serve a diverse range of industries including data storage, medical/biotech, semiconductor, automation, aviation, hobby, textile equipment, paper handling machines, imaging machines and others that require high performance and reliability.

     PennEngineering is a leading global provider of specialty fasteners and high performance motors as well as component, hardware distribution, and inventory management services.